1ST STATE BANK

CHANGE OF INVESTMENT ALLOCATION
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1.  MEMBER DATA

________________________________________________________________
Print your full name above    (Last, first, middle initial)

________________________________________________________________
Social Security Number
________________________________________________________________
Street Address           City          State         Zip

2.   INSTRUCTIONS

1st State Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan") is giving members a special opportunity to invest their 401(k) account balances in a new investment fund - the Employer Stock Fund - which is comprised primarily of common stock ("Common Stock") issued by 1st State Bancorp, Inc. (the "Company") in connection with the reorganization of 1st State Bank into the two-tier holding company form of organization.
The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of Common Stock during the Subscription and Community Offering. Please review the Prospectus (the "Prospectus") before making any decision.

In the event of an oversubscription in the Offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase Common Stock, YOUR ACCOUNT WILL
BE ALLOCATED TO THE MONEY MARKET FUND.

Investing in Common Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The Plan trustee and the Plan administrator are not authorized to make any representations about this investment other than what appears in the Prospectus, and you should not rely on any information other than what is contained in the Prospectus. FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH MEMBER AS TO AN INVESTMENT IN THE COMMON STOCK, SEE PART II, "INVESTMENT ALTERNATIVES" BEGINNING ON PAGE 2 OF THE PROSPECTUS. Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Common Stock, as discussed in the Prospectus.

3.   INVESTMENT DIRECTIONS  (APPLICABLE TO ACCUMULATED BALANCES
     ONLY)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Ms. Chris Baker, EVP/CFO, 1st State Bank, no later than Monday, March 8, 1999 at 12:00 noon. If you need any assistance in completing this form, please contact Ms. Baker at (336) 227-8861. If you do not complete and return this form to Ms. Baker by Monday, March 8, 1999 at 12:00 noon, the funds credited to accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction had been provided.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the Employer Stock Fund as follows:

    FUND                            PERCENTAGE TO BE TRANSFERRED
    ----                            ----------------------------
    S&P 500 Stock Fund                           _____%
    Stable Value Fund                            _____%
    S&P MidCap Stock Fund                        _____%
    Money Market Fund                            _____%
    Government Bond Fund                         _____%
    International Stock Fund                     _____%
    Income Plus Fund                             _____%
    Growth & Income Fund                         _____%
    Growth Fund                                  _____%
    Certificate of Deposit Fund                  _____%

NOTE: The total amount transferred may not exceed the total value of your accounts.

4.  INVESTMENT DIRECTIONS   (APPLICABLE TO FUTURE CONTRIBUTIONS
    ONLY)

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by 1st State Bank including those contributions and/or repayments received by 1st State Bank Employees' Savings & Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following whole percentages. If I elect to invest in 1st State Bancorp, Inc. Common Stock, such future contributions or loan repayments, if any, will be invested in the Employer Stock Fund the month following the conclusion of the Offering.

    FUND                            PERCENTAGE TO BE TRANSFERRED
    ----                            ----------------------------
    S&P 500 Stock Fund                            ____%
    Stable Value Fund                             ____%
    S&P MidCap Stock Fund                         ____%
    Money Market Fund                             ____%
    Government Bond Fund                          ____%
    International Stock Fund                      ____%
    Income Plus Fund                              ____%
    Growth & Income Fund                          ____%
    Growth Fund                                   ____%
    Certificate of Deposit Fund                   ____%
    Employer Stock Fund                           ____%
          Total (Important!)                      100%

NOTES: No amounts invested in the Stable Value Fund or the Certificate of Deposit Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation form.

The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund or the Certificate of Deposit Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.  PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this Change Of Investment Allocation form, I authorize and direct the Plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus relating to the issuance of Common Stock. I am aware of the risks involved in the investment in Common Stock, and understand that the trustee and Plan administrator are not responsible for my choice of investment.


MEMBER'S SIGNATURE


____________________________       ____________________
Signature of Member                Date


Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.



________________________________________               _________
Signature of 1st State Bank Authorized Representative     Date



      PLEASE COMPLETE AND RETURN BY 12:00 NOON ON MONDAY,
                           MARCH 8, 1999.